Exhibit 99.1
ENERSYS WELCOMES TAMARA MORYTKO TO ITS BOARD OF DIRECTORS
READING, Pa., December 7, 2022 -- EnerSys (NYSE: ENS), the global leader in stored energy solutions for industrial applications, announced today that its Board of Directors has appointed Tamara Morytko, as a Class II director, effective immediately.
Ms. Morytko currently serves as President of the Pumps Division at Flowserve Corporation (NYSE: FLS). Flowserve is an industry leader in pumps, valves, and other flow control equipment, with its headquarters in Irving, Texas. Since joining Flowserve in September 2020, Ms. Morytko has established a reputation in the industry as an enterprise operating leader and supply chain subject matter expert.
From February 2018 until September 2020, Ms. Morytko was the Chief Operating Officer at Norsk Titanium. Before joining Norsk, she served as an operations and supply chain consultant. Prior to that she spent 7 years at Baker Hughes, first as Vice President, Global Supply Chain, then as Vice President, North America Region, and finally as President, Asia Pacific Region. From 1996 until 2010, Ms. Morytko served in a number of positions of increasing responsibility at Pratt & Whitney, and as a senior auditor at Arthur Andersen, LLP, from 1992 to 1996. Ms. Morytko has also previously served as a member of the Board of Directors of Pioneer Energy Services from 2019 to 2020.
In addition, since 2019, Ms. Morytko has served on the Board of Directors of The Crosby Group, a KKR portfolio company. She holds a Bachelor of Science in Accounting from Purdue University and a Master of Business Administration from Purdue University Krannert School of Management.
“We welcome Ms. Morytko to our Board and are eager to add her expertise and insights. Ms. Morytko’s appointment enhances the depth of the Board and continues our refreshment and succession planning initiatives at the Board level,” said Arthur T. Katsaros, Independent Non-Executive Chair of the Board of EnerSys.

David M. Shaffer, President and Chief Executive Officer of EnerSys, added, “Ms. Morytko’s decades of experience with global industrial manufacturing operations will provide excellent support for the EnerSys’ leadership team and our strategic objectives. We are excited to welcome her to our Board.”

About EnerSys:

EnerSys, the global leader in stored energy solutions for industrial applications, manufactures and distributes energy systems solutions and motive power batteries, specialty batteries, battery chargers, power equipment, battery accessories and outdoor equipment enclosure solutions to customers worldwide. Energy Systems, which combine enclosures, power conversion, power distribution and energy storage, are used in the telecommunication, broadband and utility industries, uninterruptible power supplies, and numerous applications requiring stored energy solutions. Motive power batteries and chargers are utilized in electric forklift trucks and other industrial electric powered vehicles. Specialty batteries are used in aerospace and defense applications, large over-the-road trucks, premium automotive, medical and security systems applications. EnerSys also provides aftermarket and customer support services to its customers in over 100 countries through its sales and manufacturing locations around the world. With the NorthStar acquisition, EnerSys has solidified its position as the market leader for premium Thin Plate Pure Lead batteries which are sold across all three lines of business. More information regarding EnerSys can be found at www.enersys.com.

Sustainability
Sustainability at EnerSys is about more than just the benefits and impacts of our products. Our commitment to sustainability encompasses many important environmental, social and governance issues. Sustainability is a fundamental part of how we manage our own operations. Minimizing our environmental footprint is a priority. Sustainability is our commitment to our employees, our customers and the communities we serve. Our products facilitate positive environmental, social and economic impacts around the world. To learn more visit: https://www.enersys.com/en/about-us/sustainability/.
Caution Concerning Forward-Looking Statements
This press release, and oral statements made regarding the subjects of this release, contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, or the Reform Act, which may include, but are not limited to, statements regarding EnerSys’ earnings estimates, intention to pay quarterly cash dividends, return capital to stockholders, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts, including statements identified by words such as “believe,” “plan,” “seek,” “expect,” “intend,” “estimate,” “anticipate,” “will,” and similar expressions. All statements addressing operating performance, events, or developments that EnerSys expects or anticipates will occur in the future, including statements relating to sales growth, earnings or earnings per share growth, order intake, backlog, payment of future cash dividends, commodity prices, execution of its stock buy back program, judicial or regulatory proceedings, and market share, as well as statements expressing optimism or pessimism about future operating results or benefits from its cash dividend, its stock buy back programs, future responses to and effects of the COVID-19 pandemic, adverse developments with respect to the economic conditions in the U.S. in the markets in which we operate and other uncertainties, including the impact of supply chain disruptions, interest rate changes, inflationary pressures, geopolitical and other developments and labor shortages on the economic recovery and our business are forward-looking statements within the meaning of the Reform Act. The forward-looking statements are based on management's current views and assumptions regarding future events and operating performance, and are inherently subject to significant business, economic, and competitive uncertainties and contingencies and changes in circumstances, many of which are beyond the Company’s control.
The statements in this press release are made as of the date of this press release, even if subsequently made available by EnerSys on its website or otherwise. EnerSys does not undertake any obligation to update or revise these statements to reflect events or circumstances occurring after the date of this press release.
Although EnerSys does not make forward-looking statements unless it believes it has a reasonable basis for doing so, EnerSys cannot guarantee their accuracy. The foregoing factors, among others, could cause actual results to differ materially from those described in these forward-looking statements. For a list of other factors which could affect EnerSys’ results, including earnings estimates, see EnerSys’ filings with the Securities and Exchange Commission, including “Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations,” and “Forward-Looking Statements,” set forth in EnerSys’ Annual Report on Form 10-K for the fiscal year ended March 31, 2022. No undue reliance should be placed on any forward-looking statements.
CONTACT
Lisa Hartman
Investor Relations and Financial Media
EnerSys
610-236-4040
E-mail: investorrelations@enersys.com